Deutsche Asset Management [DEUTSCHE ASSET MANAGEMENT LOGO]
                      A Member of the Deutsche Bank Group

                      Deutsche Asset Management
                      Legal Division
                      345 Park Avenue, 16th Floor
                      New York, NY 10154


                                 April 10, 2006

National Life Insurance Company
One National Life Drive
Montpelier, VT 05604

Dear Sir and Madam:

     Deutsche Asset Management, Inc. (hereinafter, the "Adviser") has a services agreement dated March 26, 1999, as amended (the "services agreement"), with you (hereinafter, the "Company") concerning certain administrative services provided by you on a sub-administration basis, with respect to various series or portfolios of DWS Investments VIT Funds (formerly, Scudder Investments VIT Funds, Deutsche Asset Management VIT Funds, and BT Insurance Funds Trust) (hereinafter, the "Fund") used as underlying investments for certain variable insurance products (hereinafter, "Variable Insurance Products") issued by the Company. (For certain services agreements, we replaced our affiliate, previously named Bankers Trust Company, as Adviser.)

The Adviser and the Company seek to establish certain mutual representations concerning the services agreement. In furtherance of this purpose:
     (a) the Company represents that its receipt of any expense payments pursuant to the services agreement complies with laws, rules and regulations applicable to Company and is disclosed to holders of the Variable Insurance Products to the extent required by applicable laws, rules and regulations; and
     (b) the Adviser represents that its payment of any such expense payments pursuant to the services agreement complies with laws, rules and regulations applicable to Adviser and that the prospectus or statement of additional information of the Fund will disclose such expense payments to the extent required by applicable laws, rules and regulations.








Deutsche Asset Management is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Bank Securities, Inc., Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management (Americas) Inc. and Scudder Trust Company.

If the foregoing is acceptable to the Company, kindly sign and date the duplicate of this letter as indicated below and return a signed copy to the Adviser as provided in the transmittal letter that accompanies this document.

                                       Very truly yours,

                                       Deutsche Asset Management, Inc.


                                       By: /s/ Signature
                                           ________________________________


                                       Title: Managing Director
                                              _____________________________




Acknowledged and agreed to as of
This 10th day of April, 2006

National Life Insurance Company


By: /s/ Elizabeth H. MacGowan
    ___________________________________

Title: Vice President
       ________________________________

May 1, 2001


National Life Insurance Company
National Life Drive
Montpelier, VT 05604
Attn: General Counsel

        Re: Amendment No. 1 to Administrative Services Letter Agreement
            ___________________________________________________________


Reference is made to the Letter Agreement dated as of March 26, 1999, regarding Administrative Services entered into between National Life Insurance Company ("Life Company") and Bankers Trust Company ("Bankers Trust"), relating to the Fund Participation Agreement dated as of June 6, 2000, entered into among Life Company, Bankers Trust and Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) ("Letter Agreement").

Effective May 1, 2001 Deutsche Asset Management Inc. ("DAMI") will replace Bankers Trust as Adviser to the Deutsche Asset Management VIT Funds.

DAMI is a registered Investment Adviser under the Investment Advisers Act of 1940, as amended ("the Act") and, effective May 1, 2001, wishes to assume all of Bankers Trust's rights, responsibilities and duties under the Letter Agreement.

Exhibit A to the Letter Agreement is hereby revised, and is amended and restated by the Exhibit A attached hereto.

All other terms of the Letter Agreement shall remain in full force and effect.

If you are in agreement with the foregoing, please sign this letter where indicated below, and return it to the undersigned.

Sincerely,
BANKERS TRUST COMPANY                  DEUTSCHE ASSET
                                       MANAGEMENT, INC.

By: /s/ Douglas W. Doucette            By: /s/ Mario Veissid
    ______________________________         ______________________________

Name:  DOUGLAS W. DOUCETTE             Name:  MARIO VEISSID
Title: MANAGING DIRECTOR               Title: DIRECTOR
Date:  5/15/2001                       Date:


Accepted and Agreed:

NATIONAL LIFE INSURANCE COMPANY

By: /s/ Eileen von Gal
    ______________________________

Name:  Eileen von Gal
Title: Vice President & Treasurer
Date:  May 1, 2001

                                   Exhibit A
                                   _________


                       Deutsche Asset Management VIT Funds
                       ___________________________________

                        (Revised effective May 1, 2001)


                                      Fees
                                      ____


Effective May 1, 2001 for each of the following Portfolios, DAMI agrees to pay Life Company a quarterly amount that is equal on an annual basis to the specified percentage of the average combined daily net assets of all of the shares of the Portfolio held in the Life Company's segregated asset accounts pursuant to the applicable Participation Agreement:

Portfolio                              Fees for Administrative Services
_________                              ________________________________

Equity 500 Index Fund                         13bp
Small Cap Index Fund                          15bp
EAFE Equity Index Fund                        15bp